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                                                                    EXHIBIT 3.89

                            COMMONWEALTH OF KENTUCKY

                               DEPARTMENT OF STATE

                          OFFICE OF SECRETARY OF STATE

                             ELMER BEGLEY, SECRETARY

                            ARTICLES OF INCORPORATION

I, ELMER BEGLEY, Secretary of State of the Commonwealth of Kentucky, do hereby certify that Articles of Incorporation of

                            U-HAUL CO. OF LOUISVILLE
                              Louisville, Kentucky

duly signed and acknowledged according to law, have this day been filed in my office. I further certify that all taxes, fees and charges payable upon the filing of said Articles of Incorporation have been paid

                                     Witness my official signature this 27th day
                                     [ILLEGIBLE]

                                        [ILLEGIBLE]
                                      ------------------------------------------
                                             Secretary of  State

                                      ------------------------------------------
                                              Assistant Secretary of State

SECRETARY OF STATE

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                           ARTICLES OF INCORPORATION

                                       of

                            U-HAUL CO. OF LOUISVILLE

         THE UNDERSIGNED, being twenty-one years or older does hereby adopt the following Articles of Incorporation for the purpose of forming a corporation under the laws of the State of Kentucky.

                                    ARTICLE I

         The name of the corporation is U-HAUL. CO. OF LOUISVILLE.

                                   ARTICLE II

         The period of duration of the corporation is perpetual.

                                   ARTICLE III

         The purpose or purposes for which the corporation is organized are to rent and lease to the general public trailers, semi-trailers, trucks, passenger automobiles and other equipment, tools, machinery, vehicles and property of any and every kind and description, and to purchase or otherwise acquire and operate my facilities useful for the conduct of the business enterprises of this corporation.

         In general, to carry on any other business in connection with the foregoing, and to have and exercise all powers conferred by the laws of the State of Kentucky upon corporations, and to engage in any lawful activity within the purposes for which corporations may be organized under the laws of the State of Kentucky.

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue are own thousand (1,000) shares of common stock with a par value of Fifty ($50.00) Dollars each, or a total capitalisation of Fifty Thousand ($50,000.00) Dollars.

                                    ARTICLE V

         The corporation will not commence business until the consideration of at least One Thousand ($1,000.00) Dollars has been received for the issuance of shares.

Page one of two pages

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         The address of its registered office shall be Kentucky Home Life
Building, c/o The C. T. Corporation System, Louisville, Kentucky and the name of the resident agent at said address is The C. T. Corporation System.

                                   ARTICLE VII

         The initial Board of Directors shall consist of three (3) members, and the initial Board who shall act until the first annual meeting of stock-holders and their successors have been elected and qualified are:

              William L. Branch            4011 Dover Street
                                           Louisville, Kentucky 40216

              Bobby Clemons                4011 Dover Street
                                           Louisville, Kentucky 40216

              Phyllis Branch               4011 Dover Street
                                           Louisville, Kentucky 40216

                                  ARTICLE VIII

         The name and address of the incorporator and the number of shares subscribed by him are as follows:

              David L. Balaton             2727 North Central Avenue   10 shares
                                           Phoenix, Arizona 85004

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of February, 1970.

                                      /s/ David L. Helsten
                                      ------------------------------------------
                                      David L. Helsten

STATE OF ARIZONA    )
                    )ss:
COUNTY Of MARICOPA  )

         On this 24th Day of February, 1970, before me, a Notary Public for the State of Arizona, personally appeared David L. Belsten, known to me to be the person named in and who executed the foregoing instrument, and who acknowledged that he bad executed the same and that the matters therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set try hand and affixed my Notarial Seal this 24th day of February, 1970.

                                      /s/ Helen H. Delamater
                                      ------------------------------------------
                                      Helen H. Delamater
                                      Notary Public for the State of Arizona
                                      Residing at Tempe, Arizona
                                      My Commission expires August 13, 1972

     (NOTARIAL SEAL)

Page two of two pages

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                            COMMONWEALTH OF KENTUCKY

                              DEPARTMENT OF STATE
                          OFFICE OF SECRETARY OF STATE
                                LEILA F. BEGLEY

                              ARTICLES OF AMENDMENT

I, LEILA F. BEGLEY, Secretary of State of the Commonwealth of kentucky, do hereby certify that Articles of Incorporation of U-HAUL CO. OF LOUISVILLE, louisville, KENTUCKY, CHANGING NAME TO;

[ILLEGIBLE]

AMERCO MARKETING CO. OF LOUISVILLE

have been amended pursuant to Articles of Amendment, duly signed and acknowledged according to law, this day filed in my office by said corporation, and that all taxes, fees and charges payable upon the filing of said Articles of Amendment have been paid.

                                     Witness my official signature this 20th day
                                     Of October___, 1970

                                                   Secretary of State

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                     AMENDMENT OF ARTICLES OF INCORPORATION

         The undersigned, being all of the officers and directors of U-HAUL CO. OF LOUISVILLE, do hereby certify as follows:

         That on February 27, 1970, Articles of Incorporation of U-HAUL CO OF LOUISVILLE were filed in the office of the Secretary of the State of Kentucky and

         That at a meeting of the Board of Directors of said corporation, duly held at Louisville, Kentucky on August 12, 1970, the following resolution was adopted:

                  "RESOLVED: That Article I of the Articles of Incorporation of this corporation be amended to read as follows:

                  "The name of this corporation is AMERCO MARKETING CO. OF LOUISVILLE."

         That the shareholders have adopted said amendment by resolution at a meeting held at Louisville, Kentucky on August 12, 1970. That the wording of the amended article, as set forth in the shareholders' resolution, is the same as that set forth in the directors' resolution in Paragraph 2 above.

         That the number of shares which voted affirmatively for the adoption of said resolution is 500, and that the total number of shares entitled to vote on or consent to said amendment is 500.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals this Day of Sept 21, 1970.

                                      /s/ William L. Branch
                                      ------------------------------------------
                                      William L. Branch, President and Director.

                                      /s/ Robert Miller
                                      ------------------------------------------
                                      Robert Miller, Vice-President and Director

                                      /s/ Phyllis Branch
                                      ------------------------------------------
                                      Phyllis Branch, Secretary-Treasurer and
                                      Director

(CORPORATE SEAL)

STATE OF KENTUCKY   )
                    )ss.
COUNTY OF JEFFERSON )

         On this 21st day of September, 1970, before me, a Notary Public, personally appeared William L. Branch, Robert Miller and Phyllis Branch, known by me to be the persons whose signatures are subscribed to the within instrument and who Acknowledged that they executed the same as their free act for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                       [ILLEGIBLE]
                                      ------------------------------------------
                                                   Rotary Public

                                      My commission expires Jan 12, 1974

         (NOTARIAL SEAL)
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                            COMMONWEALTH OF KENTUCKY

                                   OFFICE OF
                               SECRETARY OF STATE

                  THELMA L. STOVALL              FRANKFORT
                    SECRETARY                  KENTUCKY

                             ARTICLES OF AMENDMENT

I, THELMA L. STOVALL, Secretary of State of the Commonwealth of Kentucky, do hereby certify that Articles of Incorporation of

AMERCO MARKETING CO. OF LOUISVILLE                          Louisville, Kentucky

Changing Name To: U-HAUL CO. OF LOUISVILLE

amended pursuant to Kentucky Revised Statutes, 271A, duly signed and acknowledgment according to law, have been filed in my office by said corporation, and that all taxes, fees and charges payable upon the filing of said Articles of Amendment have been paid.

                                    Given under my hand and seal of Office as Secretary of State, at Frankfort, Kentucky, this 13th day of March, 1973.

                                                  /S/ Thelma L. Stovall
                                       -----------------------------------------
                                                 SECRETARY OF STATE

                                       _________________________________________
                                             ASSISTANT SECRETARY OF STATE

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         The undersigned, being all of the officers and directors of AMERCO
MARKETING CO. OF LOUISVILLE, do hereby certify as follows:

         That on February 27, 1970, Articles of Incorporation of AMERCO MARKETING CO. OF LOUISVILLE were filed in the office of the Secretary of State of Kentucky, and

         That at a meeting of the Board of Directors of said corporation, duly held at Louisville, Kentucky on February 21, 1973, the following resolution was adopted:

                  "RESOLVED: That Article I of the Articles of incorporation of this corporation be amended to read as follows:

                  The name of this corporation is U-HAUL CO. OF LOUISVILLE."

         That the shareholders have adopted said amendment by resolution at a meeting held at Nashville, Tennessee on February 21, 1973. That the wording of the amended article, as set forth in the shareholders' resolution, is the same as that set forth in the directors' resolution in Paragraph 2 above.

         That the number of shares which voted affirmatively for the adoption of said resolution is 100, and that the total number of shares entitled to vote on or consent to said amendment is 100.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals this 2nd day of MARCH, 1973.

                                                 /s/ Wm. Branch
                                       -----------------------------------------
                                       Wm. Branch, President and Director

                                                 /s/ Robert Elder
                                       -----------------------------------------
                                       Robert Elder, Vice President and Director

                                                 /s/ Phyllis Branch
                                       -----------------------------------------
                                       Phyllis Branch, Secretary/Treasurer and
                                       Director

CORPORATE SEAL

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STATE OF [ILLEGIBLE]    )
                        ) ss.
COUNTY OF JEFFERSON     )

         On this 2ND day of MARCH, 1973, before me, a Notary Public, personally appeared, William L. Branch, Robert Elder and Phyllis Branch, known to me to be the persons whose signatures are subscribed to the within instrument and who acknowledged that they executed the same as their free act for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set any hand and official seal.

                                                  /S/ [ILLEGIBLE]
                                       -----------------------------------------
                                                   NOTARY PUBLIC

                                       My Commission Expires Jan, 12, 1974

NOTARIAL SEAL

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                              ARTICLES OF AMENDMENT

                                       OF

                            U-HAUL CO. OF LOUISVILLE

         I, the undersigned, John A. Lorentz, President of the U-Haul Co. of Louisville, do hereby certify that at a meeting of the shareholder and director of the corporation, which was held on December 17, 1990, the shareholder voting in favor, and with the written consent of the shareholder of the corporation, upon motion duly made and seconded, the Articles of Incorporation were amended for the purpose of changing the name of the corporation as follows, to wit:

                                    ARTICLE I

         The name of the corporation shall be U-HAUL CO. OF KENTUCKY.

     In Witness Whereof, the undersigned has hereunto set his hand, on this the 7th day of January, 1991.

                                       /s/ John A. Lorentz,
                                       -----------------------------------------
                                       John A. Lorentz, President

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STATE OF ARIZONA

COUNTY OF MARICOPA

         Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared John A. Lorentz, President of the corporation named in this document, who is known to me to be the same person who executed the foregoing certificate, and duly acknowledged the execution of the same this 7th day of January, 1991.

                                                  /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                                   NOTARY PUBLIC

(NOTARIAL SEAL)